EXHIBIT 10.2

SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 29, 2023 (“Second Amendment Effectiveness Date”), to the Credit Agreement referenced below is by and among FOUR TWENTY CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, restated and extended from time to time, the “Credit Agreement”) dated as of June 30, 2023 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer;

WHEREAS, the Borrower has informed the Administrative Agent that its parent company, Tilray Brands, Inc. (the “Parent”) has formed one or more new subsidiaries (the “Acquisition Parties”) in order to acquire (the “Acquisition”) certain equity interests and intellectual property rights (the “Acquired Business”) from Anheuser-Busch Companies, LLC (the “Seller”);

WHEREAS, in order to consummate the Acquisition, the Borrower will borrow $20,000,000 of Delayed Draw Term Loans and deliver such proceeds directly to the Seller (the
“Borrower Proceeds”) and the Parent will deliver the remainder of the purchase price to the Seller in a manner that does not violate Section 7.12 of the Credit Agreement (the “Parent Proceeds”);

WHEREAS, the Borrower has provided the Lenders with an EBITDA calculation for the Acquired Business as adjusted (without duplication) by verifiable expense reductions and other add-backs reasonably acceptable to the Administrative Agent (the “Acquired EBITDA”);

WHEREAS, the Borrower has indicated that the Consolidated Leverage Ratio, calculated on a Pro Forma Basis giving effect to the Borrower Proceeds and the closing of the Acquisition, shall be greater than 3.75:1.00 which is the Consolidated Total Leverage Ratio limit required by Section 4.03(d) of the Credit Agreement (the “Acquisition Delayed Draw Funding”);

WHEREAS, in connection with the Acquisition, the Borrower has requested that the Lenders consent to the Acquisition, the Acquired EBITDA and the Acquisition Delayed Draw Funding as well as certain modifications to the Credit Agreement; and

WHEREAS, the Lenders party hereto, the Swingline Lender, the L/C Issuer and the Administrative Agent have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended hereby.

2.

Consent.  The Lenders (by act of the Required Lenders) hereby consent to the Acquisition, the Acquired EBITDA and the Acquisition Delayed Draw Funding so long as (a) the Borrower Proceeds do not exceed $20,000,000, (b) the Parent Proceeds do not violate Section 7.12 of the Credit Agreement, (c) the Acquisition Parties become Guarantors under Section 4 of this Amendment, (d) the Borrower Proceeds count against the aggregate acquisition consideration limitation set forth in clause (f)(ii) of the definition of Permitted Acquisitions and (e) the Acquisition shall meet all of the criteria of a Permitted Acquisition (other than clause (f)(i) of such definition).

The consent contained herein is a one-time consent and is expressly limited to the purposes and matters set forth herein.  The consent contained herein shall not be construed or deemed to be (x) a consent to any other transaction that may violate the terms of the Credit Agreement or any other Loan Document, (y) a waiver as to future compliance with the Credit Agreement or any other Loan Document, or (z) a waiver of any Default or Event of Default that may exist under the Credit Agreement.  Nothing contained herein shall constitute a waiver or modification of any rights or remedies the Administrative Agent and the Lenders may have under any Loan Document or applicable Law.

3.	Amendments to Credit Agreement.
a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions:
i.

“Tilray Beverage Contribution” means, the contribution by Holdings of all of the Equity Interests of Tilray Beverages to the Borrower or another Subsidiary of the Borrower that is a Loan Party whereby Tilray Beverages shall be a direct or indirect wholly-owned Subsidiary of the Borrower.

ii.

“Tilray Beverage Entities” means, Tilray Beverages, Tilray ABC, LLC, American Beverage Crafts, LLC, Hi-Ball, Inc., Breckenridge Holdings Company, Breckenridge Wynkoop 2, LLC, BBI Acquisition Company, Breckenridge Brewery, LLC, Blue Point Brewing Company, Inc., 10 Barrel Brewing, LLC and 10 Barrel Brewing Idaho, LLC.

iii.	“Second Amendment Effective Date” means September 29, 2023.

iv.	“Tilray Beverages” means Tilray Beverages, LLC, a Delaware limited liability company.

b.	Clause (c) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)      (i) Holdings shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower or (ii) Holdings or the Borrower shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of Tilray Holdco M or (iii) Holdings or the Borrower shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of Tilray Beverages.”

c.

The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the “.” at the end of such definition and adding the following, “; provided that for purposes of this Agreement, Consolidated EBITDA of the Tilray Beverage Entities shall be $1,653,961 for the quarter ending November 30, 2022, ($3,241,493) for the quarter ending February 28, 2023,  $2,456,211  for the quarter ending May 31, 2023, and $3,247,153.”

d.	The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Guarantors” means, collectively, (a) Tilray Holdco M, (b) Tilray Beverages, (c) the Subsidiaries of the Borrower, Tilray Holdco M and Tilray Beverages as are or may from time to time become parties to this Agreement pursuant to Section 6.13, and (d) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower. For the avoidance of doubt, for purposes of this Agreement (i) Holdings is not, and shall not be required to become, a “Guarantor” and (ii) Holdings shall not be permitted to be a “Guarantor” except, in the case of this clause (ii), in compliance with Section 11.01(c)(i).”

e.	The definition of “Immaterial Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Immaterial Subsidiary” shall mean, as of any date of determination, any Subsidiary of the Borrower, Tilray Holdco M or Tilray Beverages (excluding any Subsidiary of the Borrower, Tilray Holdco M or Tilray Beverages that is a Guarantor on the Second Amendment Effective Date) (x) whose consolidated total assets (as set forth in the most recent consolidated balance sheet of the Loan Party Group Companies delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP), when added to the consolidated total assets of all of its Subsidiaries (as set forth in the most recent consolidated balance sheet of the Loan Party Group Companies delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP), do not constitute more than 2.5% of the consolidated total assets of the Loan Party Group Companies or (y) with revenues for the period of four Fiscal Quarters then ended (as set forth in the most recent consolidated balance sheet of the Loan Party Group Companies delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) exceeding 2.5% of the revenues for the period of four Fiscal Quarters then ended of the Loan Party Group Companies; provided that if as of the last day of or for any period of four (4) Fiscal Quarters most recently ended the consolidated total assets or revenues of all Subsidiaries that under clauses (x) and (y) above would constitute Immaterial Subsidiaries shall have exceeded 5.0% of the consolidated total assets or 5.0% of the revenues of the Loan Party Group Companies, then one (1) or more of such Subsidiaries shall for all purposes of this Agreement be deemed not to be Immaterial Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its Subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated.”

f.	The definition of “Loan Party Group Company” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Loan Party Group Company” means, collectively, (i) the Borrower and any of its Subsidiaries, (ii) Tilray Holdco M and any of its Subsidiaries and (iii) Tilray Beverages and any of its Subsidiaries.”

g.	The last sentence of the definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower, Tilray Holdco M or Tilray Beverages.”

h.	Section 6.14(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e)      Further Assurances. (i) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all Applicable Laws and (ii) within one hundred fifty (150) days following the Second Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion) complete the Montauk Contribution and the Tilray Beverages Contribution.”

i.	Section 7.06(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)      Restricted Payments by a Subsidiary of the Borrower, Tilray Holdco M or Tilray Beverages (the “Disposing Company”) to the Borrower, Tilray Holdco M , Tilray Beverages or another Loan Party Group Company (the “Acquiring Company”); provided that if the Disposing Company is a Loan Party, the Acquiring Company must be a Loan Party;”

4.	Joinder. Each party listed as an “Additional Guarantor” on the signature pages hereto hereby agrees as follows:
a.

Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor.  Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents.  Without limiting the generality of the foregoing terms of this Section 4(a), each Additional Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.

b.

Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this Section 4(b), each Additional Guarantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of such Additional Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of such Additional Guarantor.

5.	Conditions Precedent. This Amendment shall be and become effective as of the date hereof when the following conditions precedent have been satisfied:
a.

The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Administrative Agent, each Lender, the Swingline Lender and the L/C Issuer;

b.

The Administrative Agent shall have received a certificate of a Responsible Officer of each Additional Guarantor, dated the Second Amendment Effectiveness Date, certifying as to the Organization Documents of each Additional Guarantor (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date acceptable to the Administrative Agent by such Governmental Authority), the resolutions of the governing body of each Additional Guarantor and of the incumbency (including specimen signatures) of the Responsible Officers of such Additional Guarantor. The Administrative Agent shall also have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Additional Guarantor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

c.

The Administrative Agent shall have received an opinion of counsel for the Borrower with respect to corporate matters related to the Additional Guarantors, dated the Second Amendment Effectiveness Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent;

d.

Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

e.

The Administrative Agent shall have received completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral of the Additional Guarantors;

f.

The Administrative Agent shall have received a fully executed amendment to the Parent Pledge Agreement, to perfect the Administrative Agent’s security interest in the Equity Interests of Tilray Beverages; and

g.	The Borrower shall have paid all fees and expenses required to be paid to the Administrative Agent and the Lenders on or before the Second Amendment Effectiveness Date.

Without limiting the generality of the provisions of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effectiveness Date specifying its objection thereto.

6.

Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of one (1) counsel (and one (1) special counsel or one (1) local counsel in any relevant jurisdiction and, in the case of an actual or potential conflict of interest, one (1) additional counsel of each group of similarly situated affected persons subject to such conflict) for the Administrative Agent and its Affiliates and (B) due diligence expenses) in connection with the preparation, execution and delivery of this Amendment.

7.

Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

8.	Authorization; Enforceability. Each Loan Party represents and warrants as follows:
a.	It has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.

b.

This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

c.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained, taken or made.

d.

The execution, delivery and performance by such Loan Party of this Amendment does not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Applicable Law.

9.

Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower and each Loan Party contained in Article II or Article V of the Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case, on and as of the date hereof, and except that for purposes of this Section 9(a), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement, and (b) no Default exists.

10.

Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, as modified hereby, and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

11.

Reaffirmation of Security Interests. Each Loan Party (a) ratifies and affirms that each of the Liens granted in or pursuant to the Loan Documents and confirms and agrees that such Liens are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. Without limiting the foregoing, each Loan Party confirms and agrees that each of the Liens granted in or pursuant to the Loan Documents by such Loan Party secure all of the Obligations as amended hereby and hereby re-grants a security interest and liens in all of its right, title and interest in the Collateral, as defined in, and on the terms set forth in, the Security Agreement, to secure all of the Obligations as amended hereby and, further, ratifies and reaffirms as of the date hereof that the security constituted by the Collateral Documents continue to secure the payment of liabilities and obligations of the Loan Parties under the Loan Documents.

12.	No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

13.

Counterparts; Electronic Record. This Amendment may be in the form of an Electronic Record, may be executed using Electronic Signatures and may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same instrument. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

14.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	FOUR TWENTY CORPORATION, a Delaware corporation By: Name: Carl Merton Title: Chief Financial Officer

GUARANTORS:

DOUBLE DIAMOND DISTILLERY LLC,

a Colorado limited liability company

By:

Name: Carl Merton

Title:   Chief Financial Officer

SWEETWATER COLORADO BREWING COMPANY, LLC,

a Delaware limited liability company

By:

Name: Carl Merton

Title:   Chief Financial Officer

MONTAUK BREWING COMPANY, INC.,

a New York corporation

By:

Name: Carl Merton

Title:   Chief Financial Officer

TILRAY HOLDCO M, LLC,

a Delaware limited liability company

By:

Name: Carl Merton

Title:   Chief Financial Officer

ADDITONAL GUARANTORS:
TILRAY BEVERAGES, LLC, a Delaware limited liability company
By:
	Name:	Carl Merton
	Title:	Chief Financial Officer

TILRAY ABC, LLC, a Delaware limited liability company
By:
	Name:	Carl Merton
	Title:	Chief Financial Officer

AMERICAN BEVERAGE CRAFTS, LLC, a Delaware limited liability company
By:
	Name:	Carl Merton
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By: Name: Erik M. Truette Title: Vice President